SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2002
Date of Report
(Date of earliest event reported)

Aspect Communications Corporation
(Exact name of registrant as specified in its charter)

California	0-18391	94-2974062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Ridder Park Drive
San Jose, CA 95131
(Address of principal executive offices, with zip code)

(408) 325-2200
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountants

(a)    On September 20, 2002, the Audit Committee of the Board of Directors of Aspect Communications Corporation (the “Company”) dismissed the Company’s independent public accountants, Deloitte & Touche LLP.

(b)    During the two most recent fiscal years and through the date hereof, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of such disagreements in connection with its reports.

(c)    The reports of Deloitte & Touche LLP on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(d)    On September 20, 2002, the Company appointed the accounting firm of KPMG LLP as independent public accountants for the Company.

(e)    The Company has not consulted with KPMG LLP during the last two fiscal years or through September 20, 2002 regarding either (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or (ii) the type of audit opinion KPMG LLP might render on the Company’s financial statements.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements: Not Applicable.

(b)    Pro Forma Financial Information: Not Applicable.

(c)    Exhibits:

16.1    Deloitte & Touche LLP letter dated September 25, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspect Communications Corporation

Date:	September 25, 2002	By:	/s/ GARY A. WETSEL
Gary A. Wetsel Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)

ASPECT COMMUNICATIONS CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Description	Sequential Page Number
16.1	Deloitte & Touche LLP letter dated September 25, 2002	5